FOR IMMEDIATE RELEASE
CONTACT:                 Paul D. Geraghty, President and CEO
PHONE:                      215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS
THIRD QUARTER EARNINGS OF $7.2 MILLION

HARLEYSVILLE, PA (October 18, 2007) - Harleysville National Corporation (NASDAQ: HNBC), today announced third quarter 2007 diluted earnings per share of $.25 compared to $.27 for the third quarter of 2006.  Net income was $7.2 million for the third quarter of 2007 compared to $7.9 million during the same period in 2006.

For the nine months ended September 30, 2007, diluted earnings per share was $.70 compared to $.89 in the comparable period of 2006.  Net income for the nine-month period ended September 30, 2007, was $20.4 million compared to $26.1 million during the comparable nine-month period in 2006.

“Earnings growth has been difficult during the quarter.  However, we continue to report higher levels of noninterest income with wealth management revenue up 34% and bank service charges increasing 18% during the third quarter of 2007 over last year.  We achieved loan growth of $61 million or 3.0% primarily from commercial customers over last year.  We also recognized some credit deterioration in the quarter and continue to be concerned with overall credit quality,” said Paul D. Geraghty, President and Chief Executive Officer.

The Corporation’s consolidated total assets were $3.4 billion at September 30, 2007, remaining level with total assets reported at September 30, 2006.  Loans increased by $61.5 million over September 30, 2006 mainly due to growth in the real estate and commercial loan portfolios.

DETAILED REVIEW OF FINANCIAL RESULTS

    Net interest income on a tax equivalent basis in the third quarter of 2007 increased $237,000 or 1.1% from the same period in 2006 and decreased $2.5 million or 3.8% from the nine-month period ending September 30, 2006.  The year-to-date decrease during 2007 was mainly attributable to higher deposit costs offset in part by increased loan and investment rates.  The net interest margin for the third and second quarters of 2007 was 2.88% and 2.82%, respectively, compared to 2.89% for the third quarter of 2006.  Due to market conditions, deposit rates increased faster than loan rates, resulting in a lower net interest margin compared to the third quarter of 2006, partially offset by an increase in loan prepayment penalties during the third quarter of 2007.  Average earning assets increased $44.9 million or 1.5% during the third quarter of 2007 versus the comparable period in 2006.  Average loans grew by $63.4 million or 3.1% during the same period with average cash and investment securities decreasing $18.5 million.  Average interest-bearing deposits were down slightly by $19.0 million or 1.0%, due to reductions in time deposits and savings accounts offset by growth in interest-bearing checking and money market accounts.  Average borrowings increased $92.2 million or 22.5% with a higher level of long-term securities sold under agreement to repurchase and overnight borrowings offset in part by long-term Federal Home Loan Bank maturities.

    Nonperforming assets (including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due) were .46% of total assets at September 30, 2007, compared to .54% at December 31, 2006, and .39% at September 30, 2006.  The decrease in nonperforming assets at September 30, 2007, in relation to December 31, 2006, of $2.0 million was mainly due to a lower level of commercial real estate loans 90 days past due.  The increase of nonperforming assets in relation to September 30, 2006, of $2.5 million was largely due to a higher level of residential mortgage loans and commercial loans on non-accrual of interest partially offset by a lower level of loans 90 days past due in all loan categories.  The increase in the provision for the three and nine-month periods ending September 30, 2007, compared to the same periods in 2006, of $1.6 million and $3.1 million, respectively was as a result of decreased quality of the loan portfolio, as well as charge-offs during 2007.  The charge-offs were principally related to real estate construction loans for one borrower which were disposed of subsequent to September 30, 2007.

Total deposits decreased $83.9 million or 3.2% to $2.54 billion at September 30, 2007, from $2.63 billion at September 30, 2006.  This was mainly attributable to a decline in public fund deposits and regular savings accounts partially offset by growth in money market accounts.

Noninterest income of $9.8 million for the third quarter of 2007 reflects an increase of $1.5 million or 17.8% from the third quarter of 2006.  Wealth management income rose $1.2 million or 34.2% during the third quarter of 2007 over the comparable quarter in 2006, primarily driven by a higher level of life insurance and advisory business at Cornerstone as well as growth in trust assets.  The Bank experienced an increase in deposit service charges of $368,000 during the third quarter of 2007 as compared to the third quarter of 2006 mainly from return check and overdraft fees.  For the nine-month period ended September 30, 2007, noninterest income was $29.2 million, an increase of $2.0 million from the same period in 2006.  This increase was primarily due to the previously aforementioned increases in wealth management income and service charges on deposits with year-to-date increases of $2.3 million and $812,000, respectively, partially offset by the $1.4 million pre-tax gain on the sale of the credit card portfolio during 2006.  In addition, gains on sales of investment securities for the nine months ended September 30, 2007 were $475,000.  During the comparable period in 2006, there were no investment securities gains recognized.

Noninterest expense of $18.9 million for the third quarter of 2007 increased $1.3 million from the third quarter of 2006 and increased $5.4 million for the nine months ended September 30, 2007, over the comparable period in 2006.  Salaries and benefits expense rose $248,000 during the third quarter of 2007 and $2.9 million during the first nine months of 2007 from the comparable periods in 2006, primarily due to higher staffing levels resulting from new branch openings, increased incentives associated with higher wealth management revenue and higher cost of medical benefits partially offset by non-recurring compensation and severance charges mainly related to the former Chief Executive Officer’s contract during 2006.  Occupancy expense increased $352,000 and $687,000 for the three and nine months ended September 30, 2007 over the same periods in 2006 mostly due to several new office locations including the new operations center building in Harleysville and three new branch openings along with additional increases in rent. Other expense increased $716,000 and $1.6 million for the three and nine months ended September 30, 2007, respectively over the comparable periods in 2006, mainly as a result of increased computer software costs and professional and consulting expenses as well as lower deferred loan origination costs resulting from lower loan volume.

Harleysville National Corporation, with assets of $3.4 billion, is the holding company for Harleysville National Bank (HNB).  Investment Management and Trust Services are provided through Millennium Wealth Management, a division of HNB, with assets under management of $3.3 billion.  Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation website at www.hncbank.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
September 30, 2007
(unaudited)

For the period:		Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2007	2007	2007	2006	2006
Interest Income	$49,022	$47,711	$46,695	$46,661	$45,961
Interest Expense	28,158	27,556	26,858	26,849	25,347
Net Interest Income	20,864	20,155	19,837	19,812	20,614
Provision for Loan Losses	2,525	1,125	2,425	1,200	900
Net Interest Income after
Provision for Loan Losses	18,339	19,030	17,412	18,612	19,714

Service Charges	2,460	2,442	1,918	1,994	2,092
(Losses)/Gains on Sales of Investment Securities, Net	(58)	2	531	(674)	-
Gain on Sale of Branch	-	-	-	10,650	-
Wealth Management Income	4,525	4,831	4,267	3,474	3,372
Bank-Owned Life Insurance Income	648	603	582	594	591
Other Income	2,190	2,377	1,849	2,168	2,231
Total Noninterest Income	9,765	10,255	9,147	18,206	8,286

Salaries, Wages and Employee Benefits	11,735	12,450	11,597	11,787	11,487
Occupancy	1,731	1,688	1,546	1,392	1,379
Furniture and Equipment	897	1,076	917	956	917
Other Expenses	4,493	4,927	4,719	4,332	3,777
Total Noninterest Expense	18,856	20,141	18,779	18,467	17,560

Income Before Income Taxes	9,248	9,144	7,780	18,351	10,440
Income Tax Expense	2,047	2,065	1,646	5,079	2,533
Net Income	$7,201	$7,079	$6,134	$13,272	$7,907

Per Common Share Data:
Weighted Average Common Shares - Basic	28,881,006	28,944,643	28,965,500	28,966,810	29,011,903
Weighted Average Common Shares - Diluted	29,107,274	29,190,602	29,255,820	29,291,521	29,384,310
Net Income Per Share - Basic	$0.25	$0.25	$0.21	$0.46	$0.27
Net Income Per Share - Diluted	$0.25	$0.24	$0.21	$0.45	$0.27
Cash Dividend Per Share	$0.20	$0.20	$0.20	$0.20	$0.19
Book Value	$10.19	$9.93	$10.23	$10.18	$9.89
Market Value	$15.89	$16.12	$17.82	$19.31	$20.10

For the period:	Nine Months Ended
	September 30,
	2007	2006
Interest Income	$143,428	$132,280
Interest Expense	82,572	68,919
Net Interest Income	60,856	63,361
Provision for Loan Losses	6,075	3,000
Net Interest Income after
Provision for Loan Losses	54,781	60,361

Service Charges	6,820	6,008
Gains on Sales of Investment Securities, Net	475	-
Gain on Sale of Credit Card Portfolio	-	1,444
Wealth Management Income	13,623	11,314
Bank-Owned Life Insurance Income	1,833	1,792
Other Income	6,416	6,584
Total Noninterest Income	29,167	27,142

Salaries, Wages and Employee Benefits	35,782	32,860
Occupancy	4,965	4,278
Furniture and Equipment	2,890	2,708
Other Expenses	14,139	12,517
Total Noninterest Expense	57,776	52,363

Income Before Income Taxes	26,172	35,140
Income Tax Expense	5,758	8,997
Net Income	$20,414	$26,143

	Nine Months Ended
	September 30,
Per Common Share Data:	2007	2006
Weighted Average Common Shares - Basic	28,930,073	28,940,119
Weighted Average Common Shares - Diluted	29,183,811	29,373,646
Net Income Per Share - Basic	$0.71	$0.90
Net Income Per Share - Diluted	$0.70	$0.89
Cash Dividend Per Share	$0.60	$0.55

	2007	2007	2007	2006	2006
Asset Quality Data:	3Q	2Q	1Q	4Q	3Q
Nonaccrual Loans	$14,507	$17,389	$17,519	$15,201	$10,806
90 + Days Past Due Loans	1,119	1,283	2,001	2,444	2,262
Nonperforming Loans	15,626	18,672	19,520	17,645	13,068
Net Assets in Foreclosure	28	41	10	-	87
Nonperforming Assets	$15,654	$18,713	$19,530	$17,645	$13,155
Loan Loss Reserve	$22,622	$21,646	$20,929	$21,154	$21,303
Loan Loss Reserve / Loans	1.08%	1.04%	1.01%	1.03%	1.05%
Loan Loss Reserve / Nonperforming Loans	144.8%	115.9%	107.2%	119.9%	163.0%
Nonperforming Assets / Total Assets	0.46%	0.57%	0.59%	0.54%	0.39%
Net Loan Charge-offs	$1,549	$408	$2,650	$1,349	$214
Net Loan Charge-offs (annualized)
/ Average Loans	0.29%	0.08%	0.52%	0.26%	0.04%

	2007	2007	2007	2006	2006
Selected Ratios (annualized):	3Q	2Q	1Q	4Q	3Q
Return on Average Assets	0.86%	0.86%	0.76%	1.61%	0.96%
Return on Average Shareholders' Equity	9.86%	9.69%	8.47%	18.18%	11.10%
Yield on Earning Assets (FTE)	6.50%	6.40%	6.37%	6.22%	6.20%
Cost of Interest Bearing Funds	4.19%	4.17%	4.14%	4.05%	3.88%
Net Interest Margin (FTE)	2.88%	2.82%	2.82%	2.75%	2.89%
Leverage Ratio	9.98%	9.27%	9.32%	9.36%	9.24%

	2007	2006
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	0.83%	1.09%
Return on Average Shareholders' Equity	9.34%	12.52%
Yield on Earning Assets (FTE)	6.43%	6.09%
Cost of Interest Bearing Funds	4.17%	3.61%
Net Interest Margin (FTE)	2.84%	3.02%

Balance Sheet (Period End):	2007	2007	2007	2006	2006
	3Q	2Q	1Q	4Q	3Q
Assets	$3,380,519	$3,303,244	$3,324,967	$3,249,828	$3,363,003
Earning Assets	3,143,019	3,061,300	3,100,047	3,022,219	3,136,487
Investment Securities	929,103	943,924	928,547	911,889	922,251
Loans	2,095,800	2,081,991	2,065,777	2,047,355	2,034,273
Other Earning Assets	118,116	35,385	105,723	62,975	179,963
Interest-Bearing Liabilities	2,737,079	2,637,615	2,654,182	2,578,377	2,707,217
Total Deposits	2,544,340	2,503,554	2,526,841	2,516,855	2,628,246
Noninterest-Bearing Deposits	309,489	339,618	328,096	327,973	326,851
Interest-Bearing Checking	494,653	516,600	524,429	539,974	571,444
Money Market	727,486	759,905	711,969	662,966	675,904
Savings	106,890	121,874	130,981	133,370	150,889
Time Deposits	905,822	765,557	831,366	852,572	903,158
Total Borrowed Funds	502,228	473,679	455,437	389,495	405,822
Federal Home Loan Bank	204,750	192,750	224,750	239,750	239,750
Other Borrowings	297,478	280,929	230,687	149,745	166,072
Shareholders' Equity	294,394	286,906	296,246	294,751	286,605

Balance Sheet (Average):	2007	2007	2007	2006	2006
	3Q	2Q	1Q	4Q	3Q
Assets	$3,309,516	$3,303,020	$3,280,854	$3,279,260	$3,253,616
Earning Assets	3,081,953	3,080,691	3,067,366	3,071,093	3,037,009
Investment Securities	933,672	936,526	944,658	919,848	917,103
Loans	2,090,440	2,062,144	2,059,871	2,034,515	2,027,028
Other Earning Assets	57,841	82,021	62,837	116,730	92,878
Interest-Bearing Liabilities	2,666,889	2,653,605	2,629,978	2,629,023	2,593,694
Total Deposits	2,477,260	2,517,291	2,515,658	2,543,658	2,518,958
Noninterest-Bearing Deposits	312,123	314,215	308,095	317,673	334,847
Interest-Bearing Checking	509,168	552,666	528,874	541,676	466,447
Money Market	740,678	737,463	716,266	672,458	676,035
Savings	113,957	125,528	130,934	140,181	163,136
Time Deposits	801,334	787,419	831,489	871,670	878,493
Total Borrowed Funds	501,752	450,529	422,415	403,038	409,583
Federal Home Loan Bank	191,141	207,981	228,750	239,750	241,685
Other Borrowings	310,611	242,548	193,665	163,288	167,898
Shareholders' Equity	289,828	293,032	293,795	289,618	282,678

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended September 30, 2007			Three Months Ended September 30, 2006
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$669,051	$8,769	5.20%	$661,976	$7,538	4.52%
Non-taxable investments (2)	264,621	4,004	6.00%	255,127	3,892	6.05%
Total investment securities	933,672	12,773	5.43%	917,103	11,430	4.94%
Federal funds sold and deposits in banks	57,841	661	4.53%	92,878	1,227	5.24%
Loans(2) (3)	2,090,440	37,094	7.04%	2,027,028	34,823	6.82%
Total earning assets	3,081,953	50,528	6.50%	3,037,009	47,480	6.20%
Noninterest-earning assets	227,563			216,607
Total assets	$3,309,516			$3,253,616

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,363,803	12,276	3.57%	$1,305,618	10,630	3.23%
Time	801,334	9,652	4.78%	878,493	9,732	4.40%
Total interest-bearing deposits	2,165,137	21,928	4.02%	2,184,111	20,362	3.70%
Borrowed funds	501,752	6,230	4.93%	409,583	4,985	4.83%
Total interest-bearing liabilities	2,666,889	28,158	4.19%	2,593,694	25,347	3.88%
Noninterest-bearing liabilities:
Demand deposits	312,123			334,847
Other liabilities	40,676			42,397
Total noninterest-bearing liabilities	352,799			377,244
Total liabilities	3,019,688			2,970,938
Shareholders' equity	289,828			282,678
Total liabilities and shareholders' equity	$3,309,516			$3,253,616

Net interest spread			2.31%			2.32%
Effect of noninterest-bearing sources			0.57%			0.57%
Net interest income/margin on earning assets		$22,370	2.88%		$22,133	2.89%
Less tax equivalent adjustment		1,506			1,519
Net interest income		$20,864			$20,614

	Nine Months Ended September 30, 2007			Nine Months Ended September 30, 2006
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$676,787	$25,821	5.10%	$675,138	$22,412	4.44%
Non-taxable investments (2)	261,458	11,849	6.06%	252,447	11,573	6.13%
Total investment securities	938,245	37,670	5.37%	927,585	33,985	4.90%
Federal funds sold and deposits in banks	67,548	2,553	5.05%	67,181	2,507	4.99%
Loans(2) (3)	2,070,931	107,708	6.95%	2,007,650	100,333	6.68%
Total earning assets	3,076,724	147,931	6.43%	3,002,416	136,825	6.09%
Noninterest-earning assets	221,173			209,946
Total assets	$3,297,897			$3,212,362

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,385,133	37,212	3.59%	$1,264,577	27,061	2.86%
Time	806,638	28,670	4.75%	841,242	26,341	4.19%
Total interest-bearing deposits	2,191,771	65,882	4.02%	2,105,819	53,402	3.39%
Borrowed funds	458,523	16,690	4.87%	445,688	15,517	4.65%
Total interest-bearing liabilities	2,650,294	82,572	4.17%	2,551,507	68,919	3.61%
Noninterest-bearing liabilities:
Demand deposits	311,491			338,709
Other liabilities	43,915			42,918
Total noninterest-bearing liabilities	355,406			381,627
Total liabilities	3,005,700			2,933,134
Shareholders' equity	292,197			279,228
Total liabilities and shareholders' equity	$3,297,897			$3,212,362

Net interest spread			2.26%			2.48%
Effect of noninterest-bearing sources			0.58%			0.54%
Net interest income/margin on earning assets		$65,359	2.84%		$67,906	3.02%
Less tax equivalent adjustment		4,503			4,545
Net interest income		$60,856			$63,361

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.
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